EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The consolidated financial statements of Houston Interests, LLC as of December 31, 2015 and for the year then ended, included in this Current Report on Form 8-K of Matrix Service Company, have been audited by Eide Bailly LLP, independent auditors, as stated in their report appearing herein.
We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our report, dated March 31, 2016, except with respect to Notes 2 and 9, for which the date is February 27, 2017, on our audit of the consolidated financial statements of Houston Interests, LLC:
Registration Statement on Form S-8 (File No. 333-214590) related to the Matrix Service Company 2016 Stock and Incentive Compensation Plan
Registration Statement on Form S-8 (File No. 333-203207) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan
Registration Statement on Form S-8 (File No. 333-184982) related to the Matrix Service Company 2012 Stock and Incentive Compensation Plan
Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan
Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan
Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

/S/ EIDE BAILLY LLP Tulsa, Oklahoma February 27, 2017